EXHIBIT 99.3

                         NOTICE OF GUARANTEED DELIVERY

                               Offer to Exchange
            10% Senior Notes Due 2007, Series B (CUSIP # 749361AC5)
                 (Registered Under The Securities Act of 1933)
                      For Any and All of Its Outstanding
            10% Senior Notes Due 2007, Series A (CUSIP #749361AA9)
                                      and
     11 1/8% Senior Discount Notes Due 2007, Series B (CUSIP # 749361AD3)
                 (Registered Under The Securities Act of 1933)
                      For Any and All of Its Outstanding
          11 1/8% Senior Notes Due 2007, Series A (CUSIP #749361AB7)
                                      of

                                RCN CORPORATION

      This Notice of Guaranteed Delivery or one substantially equivalent hereto may be used to accept the Exchange Offer (as defined below) if (i) certificates for the 10% Senior Notes due 2007, Series A (CUSIP #749361AA9) or the 11 1/8 Senior Discount Notes due 2007, Series A (CUSIP #749361AB7) (together, the "Old Notes") of RCN Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit the holder's Old Notes or other required documents to reach The Chase Manhattan Bank (the "Exchange Agent") before the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus dated _________, 1997 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of the Company.

                 The Exchange Agent for the Exchange Offer is:

                            THE CHASE MANHATTAN BANK
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

By Hand or Overnight Delivery:              Facsimile Transmissions:          By Registered Or Certified Mail:
                                            (Eligible Institutions Only)
        The Chase Manhattan Bank                                                   The Chase Manhattan Bank
            55 Water Street                          212-638-7375                      55 Water Street
                Room 234                             212-344-9367                          Room 234
             North Building                                                             North Building
        New York, New York 10041                                                   New York, New York 10041
                                               To Confirm by Telephone
              Attention:                       or for Information Call:                  Attention:

             Carlos Esteves                          212-638-0828                       Carlos Esteves

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      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                            GUARANTEE OF DELIVERY

                   (Not to be used for Signature Guarantee)

      The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other documents required by such Letter of Transmittal, within New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_______________________      ___________________________________
                                               (Authorized Signature)

Address:____________________________      Title:_____________________________

____________________________________      Name:______________________________
             (Zip Code)                         (Please type or print)

Area Code and Telephone Number:

____________________________________      Date:______________________________

Principal Amount of 10% Senior Notes due
2007, Series A (CUSIP # 749361AA9): $ _______________________________________

Principal Amount of 11 1/8% Senior Discount Notes due
2007, Series A (CUSIP # 749361AB7): $ _______________________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.